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Exhibit 99.2

Consent of Independent Registered Public Accounting Firm

        We have issued our report, dated December 22, 2003, on the consolidated financial statements of Audiovox Specialized Applications, LLC which are included in the Amendment to the Annual Report of Audiovox Corporation and subsidiaries on Form 10-K/A for the year ended November 30, 2003. We hereby consent to the incorporation by reference of our report in the Registration Statements of Audiovox Corporation on Forms S-8 (Registration Nos. 333-36762 and 333-82073).

/s/ MCGLADREY & PULLEN, LLP

MCGLADREY & PULLEN, LLP

Elkhart, Indiana
October 5, 2004

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  Exhibit 99.2